 Filed Pursuant to Rule 424(b)(7)
  Registration File No. 333-293137
PROSPECTUS SUPPLEMENT
(To prospectus dated February 2, 2026)
14,300,000 Shares
NRG Energy, Inc.
Common Stock
This prospectus supplement relates to the sale by the selling stockholders named herein (the “Selling Stockholders”) of up to an aggregate of 14,300,000 shares of common stock, par value $0.01 per share (the “common stock”), of NRG Energy, Inc., a Delaware corporation (“NRG,” “we,” “our,” or “us), by the Selling Stockholders. We are not selling any shares of our common stock under this prospectus supplement, and we will not receive any of the proceeds from the sale of common stock by the Selling Stockholders.
We have entered into a stock purchase agreement (the “Stock Purchase Agreement”) with the Selling Stockholders to repurchase $300 million of our common stock in a privately negotiated transaction at a price per share equal to the public offering price (the “Share Repurchase”). The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of common stock will be held as treasury shares after this offering. The completion of the Share Repurchase is conditioned upon the completion of this offering, and subject to customary closing conditions. The completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that this offering or the Share Repurchase will be consummated.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) and NYSE Texas and trades under the ticker symbol “NRG.” On March 1, 2026, the last reported sale price for our common stock was $175.58 per share.
The Selling Stockholders have granted the underwriters an option to purchase from time to time, on a pro rata basis, up to an aggregate additional 2,145,000 shares of common stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement (the “underwriters’ option”). We will not receive any of the proceeds from the sale of shares by the Selling Stockholders pursuant to any exercise of the underwriters’ option.
Our business and an investment in our securities involve certain risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those contained in the accompanying prospectus and in the documents incorporated by reference herein.
	Per Share	Total
Public offering price	$164.00	$2,345,200,000.00
Underwriting discount(1)	$3.3185	$47,454,550.00
Proceeds, before expenses, to the Selling Stockholders	$160.6815	$2,297,745,450.00

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.
References to “underwriters” in this prospectus supplement refer to the underwriters named in the “Underwriting” section of this prospectus supplement.
The underwriters expect to deliver the shares against payment on or about March 4, 2026.
Book-Running Managers
Barclays	Citigroup
J.P. Morgan	RBC Capital Markets
Co-Managers
BMO Capital Markets	Mizuho	MUFG	Scotiabank	SMBC Nikko
The date of this prospectus supplement is March 2, 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a registration statement that was filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update, or change information contained in the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In addition, in this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the information contained in this prospectus supplement differs or varies from, or is inconsistent with, the information contained in the accompanying prospectus, or the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.
It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should rely only on the information contained in this prospectus supplement and in the accompanying prospectus, including any information incorporated by reference. Neither we, the Selling Stockholders nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We, the Selling Stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.
The distribution of this prospectus supplement and accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
As used in this prospectus supplement, the terms “NRG,” “we,” “us” and “our” refer to NRG Energy, Inc. and not to its subsidiaries, unless the context otherwise requires.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated into this prospectus supplement by reference as described under the heading “Where You Can Find More Information” contain “forward-looking” statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, management.
The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “should,” “forecasts,” “targets,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks and uncertainties include any factors described under “Risk Factors,” the risk factors incorporated by reference herein, and the following:
•
NRG’s ability to obtain and maintain retail market share;

•
General economic conditions, changes in the wholesale power and gas markets and fluctuations in the cost of fuel;

•
Volatile power and gas supply costs and demand for power and gas, including the impacts of weather;

•
The imposition of tariffs and escalation of international trade disputes, and any inflationary impacts resulting therefrom;

•
NRG’s inability to realize expected benefits from the integration of the assets and business from its acquisition of a portfolio of natural gas generation and other assets of the Selling Stockholders (the “LS Portfolio”);

•
Hazards customary to the power production industry and power generation operations, such as fuel and electricity price volatility, unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled or forced generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that NRG may not have adequate insurance to cover losses as a result of such hazards;

•
The effectiveness of NRG’s risk management policies and procedures and the ability of NRG’s counterparties to satisfy their financial commitments;

•
NRG’s ability to enter into contracts to sell power or gas and procure fuel on acceptable terms and prices;

•
NRG’s ability to successfully integrate, realize cost savings and manage any acquired businesses;

•
NRG’s ability to engage in successful acquisitions and divestitures, as well as other mergers and acquisitions activity;

•
NRG’s, and its counterparties’, ability to successfully complete the development and construction of new generation facilities and projects in a timely and cost effective manner;

•
Cyber terrorism and cybersecurity risks, data breaches or the occurrence of a catastrophic loss and the possibility that NRG may not have sufficient insurance to cover losses resulting from such hazards or the inability of NRG’s insurers to provide coverage;

•
Operational and reputational risks related to the use of artificial intelligence (“AI”) and the adherence to developing laws and regulations related to the use of AI;

•
Counterparties’ collateral demands and other factors affecting NRG’s liquidity position and financial condition;

•
NRG’s ability to operate its businesses efficiently and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations;

•
The liquidity and competitiveness of wholesale markets for energy commodities;

•
Changes in law, including judicial and regulatory decisions;

•
Government regulation, including changes in market rules, rates, tariffs and environmental laws;

•
NRG’s ability to develop and innovate new products, as retail and wholesale markets continue to change and evolve;

•
Price mitigation strategies and other market structures employed by Independent System Operators or Regional Transmission Organizations that result in a failure to adequately and fairly compensate NRG’s generation units;

•
NRG’s ability to borrow funds and access capital markets, as well as NRG’s substantial indebtedness and the possibility that NRG may incur additional indebtedness in the future;

•
Operating and financial restrictions placed on NRG and its subsidiaries that are contained in NRG’s corporate credit agreements, and in debt and other agreements of certain of NRG subsidiaries and project affiliates generally;

•
NRG’s ability to implement its strategy of finding ways to meet the challenges of climate change, clean air and protecting natural resources, while taking advantage of business opportunities;

•
NRG’s ability to increase cash from operations through operational and market initiatives, corporate efficiencies, asset strategy, and a range of other programs throughout NRG to reduce costs or generate revenues;

•
NRG’s ability to successfully evaluate investments and achieve intended financial results in new business and growth initiatives; and

•
NRG’s ability to develop and maintain successful partnering relationships as needed.

In addition, unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements speak only as of the date they were made and NRG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as otherwise required by applicable laws. The foregoing factors that could cause NRG’s actual results to differ materially from those contemplated in any forward-looking statements included in this prospectus supplement should not be construed as exhaustive.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement, the accompanying prospectus, or documents incorporated by reference herein, and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company Overview
NRG Energy, Inc. serves electricity, natural gas, and smart-home technology solutions to approximately 8 million residential customers (comprised of 6 million retail energy and 2 million smart home), in addition to large commercial and industrial, data center, and wholesale customers. Across North America, NRG is redefining customers’ experience with energy under brand names such as NRG, Reliant, Direct Energy, Green Mountain Energy, and Vivint. As of December 31, 2025, the Company’s core power and natural gas business consists of approximately 12 GW of competitive power generation, primarily in Texas, and a natural gas portfolio that serves approximately 1,900 MMDth annually.
Our principal executive office is located at 1301 McKinney Street, Houston, Texas, 77010 and our telephone number is (713) 537-3000.
To find more information about us, please see the section entitled “Where You Can Find More Information.”
Recent Developments
Share Repurchase
We have entered into the Stock Purchase Agreement with the Selling Stockholders to repurchase $300 million of our common stock in a privately negotiated transaction at a price per share equal to the public offering price. The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of common stock will be held as treasury shares after this offering. The completion of the Share Repurchase is conditioned upon the completion of this offering, and subject to customary closing conditions. The completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that this offering or the Share Repurchase will be consummated. The Share Repurchase will be made pursuant to our existing stock repurchase program approved by our Board of Directors in October 2025.
The description of and the other information in this prospectus supplement regarding the Share Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock, subject to the Share Repurchase.
LS Power Portfolio Acquisition
On January 30, 2026, we completed the previously announced transactions contemplated by the Purchase and Sale Agreement, dated May 12, 2025 (the “Purchase Agreement”), pursuant to which our subsidiaries acquired all of the issued and outstanding equity interests of Lightning Power, LLC (“Lightning”), Linebacker Power Holdings, LLC (“Linebacker”), CCS Intermediate HoldCo, LLC (“CCS”) and Jack County Power Development, LLC (“JCPD” and, collectively with Lightning, Linebacker and CCS and their respective subsidiaries, the “LS Power Portfolio,” and such transactions, together, the “LSP Transaction”). The LS Power Portfolio includes 18 natural gas-fired and dual fuel facilities totaling approximately 13 GW of capacity, located across nine states, as well as CPower, a leading demand response platform, which operates in all the country’s deregulated energy markets and has and more than 2,000 commercial and industrial customers. The purchase price for the LSP Transaction consisted of 24,250,000 shares of our common stock, and $6.4 billion plus preliminary working capital and certain other adjustments of $0.5 billion in cash. As part of the LSP Transaction, we also assumed approximately $3.2 billion of debt. The LSP Transaction doubles our generation fleet, with our total generation capacity now approximately 25 GW, supported by expanded demand response and VPP capabilities.
Risk Factors
An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized in the “Risk Factors” sections included, or incorporated by reference in, this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus. See “Part I — Item 1A. Risk Factors” in our Annual Report, incorporated by reference herein.
Corporate Information
We were incorporated as a Delaware corporation on May 29, 1992. Our common stock is listed on the New York Stock Exchange and the NYSE Texas under the symbol “NRG.” Our headquarters and principal executive offices are located at 1301 McKinney Street, Houston, Texas 77010. Our telephone number is (713) 537-3000. Our website is www.nrg.com. The information on, or linked to, our website is not a part of this prospectus supplement and is not incorporated by reference into this Prospectus supplement.

THE OFFERING
Issuer
NRG Energy, Inc.
Common stock offered by the Selling Stockholders
14,300,000 shares (or 16,445,000 shares if the underwriters exercise their option to purchase additional shares in full as described below).
Option to purchase additional
shares
The Selling Stockholders have granted the underwriters an option exercisable for 30 days from the date of this prospectus supplement to purchase from time to time, on a pro rata basis, up to an additional 2,145,000 shares of common stock from the Selling Stockholders.
Share Repurchase
We have entered into the Stock Purchase Agreement with the Selling Stockholders to repurchase $300 million of shares of our common stock in a privately negotiated transaction at a price per share equal to the public offering price. The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of common stock will be held as treasury shares after this offering. The completion of the Share Repurchase is conditioned upon the completion of this offering, and subject to customary closing conditions. The completion of this offering is not conditioned upon the completion of the Share Repurchase.
Common stock to be outstanding immediately after the offering and the Share Repurchase
212,376,200 shares
Use of proceeds
All of the shares of common stock being offered under this prospectus supplement are being sold by the Selling Stockholders. Accordingly, we will not receive any proceeds from the sale of these shares. See “Use of Proceeds.”
Dividend
We last declared a dividend of $0.475 per share, or $1.90 per share on an annualized basis, of our common stock to stockholders of record as of February 2, 2026, which was paid on February 17, 2026. As of the date of this prospectus supplement, we have not declared any further dividends.
Risk factors
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
NYSE and NYSE Texas Symbol
“NRG.”
The number of shares of common stock that will be outstanding immediately after this offering set forth above is based on 214,205,469 shares of common stock outstanding as of February 27, 2026, and excludes:
•
8,776,250 shares of common stock issuable under our Long Term Incentive Plan;

•
14,122,062 shares of common stock issuable under the Vivint Long Term Incentive Plan; and

•
6,284,148 shares of common stock issuable under the Employee Stock Purchase Plan.

RISK FACTORS
Investment in our common stock involves certain risks. You should carefully consider the factors described in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026 and in subsequent filings we make with the SEC, including those incorporated by reference into this prospectus supplement or the accompanying prospectus, before investing in our common stock. We also include in this prospectus supplement below a description of other risk factors that are applicable to the offering contemplated hereby. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”
Sales or the availability for sale of a substantial number of shares of our common stock in the public market could cause our stock price to be volatile or fall.
Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could abruptly depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of February 27, 2026, 214,205,469 shares of our common stock were outstanding, of which 24,250,000 shares are held by the Selling Stockholders. We, our directors, our executive officers and the Selling Stockholders have agreed that, for a period of 45 days after the date of this prospectus supplement, we, our directors, our executive officers and the Selling Stockholders will not, without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc., dispose of any shares of NRG common stock or any securities convertible into or exchangeable for NRG common stock, subject to certain exceptions. See “Underwriting”.
Following the expiration of the aforementioned lock-up period, up to 9,950,000 shares held by the Selling Stockholders that are not sold in this offering, together with shares held by our directors and executive officers (whose aggregate holdings represent less than 1% of our outstanding common stock), will be eligible for sale in the public market. Barclays Capital Inc. and Citigroup Global Markets Inc. may, in their sole discretion, release all or any portion of the shares subject to lock-up agreements at any time and for any reason during the 45-day lock-up period.
We may issue common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of our common stock or any other equity securities for future sale or issuance, will have on the trading price of our common stock.
The availability for sale of a large number of shares of our common stock in the public market upon expiration of the aforementioned lock-up agreements, or the early release of any lock-up agreements, could increase the potential for stock price volatility or cause the price of our common stock to decline. Even if we put strategies in place to attempt to address potential or actual volatility, the effectiveness of such strategies is uncertain.
The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.
The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; future sales by us or our subsidiaries of equity, equity-related or debt securities; the amount, if any, of dividends that we pay on our common stock; anticipated or pending investigations, proceedings or litigation that involve or affect us; domestic and global political, economic or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates and inflation rates, instability in the financial sector; and the other factors disclosed under in our Annual Report on Form 10-K, any of our Quarterly Reports on Form 10-Q or any of our current reports on Form 8-K. In addition, the U.S. and global securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares of our common stock at or above the public offering price, or at all. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using our common stock.
There can be no assurance that we will continue to declare cash dividends or repurchase our shares at all or in any particular amounts.
We have paid and intend to continue to pay quarterly cash dividends on our common stock and preferred stock and also may consider share repurchase programs in the future to supplement our dividend policy. Our intent to pay quarterly dividends and potentially repurchase our shares is subject to capital availability and periodic determinations by our Board of Directors that such actions are in the best interest of our stockholders. Future dividends and share repurchases may be affected by, among other factors that our Board of Directors may deem relevant, our financial condition, earnings, liquidity and capital requirements, regulatory constraints, level of indebtedness, contractual restrictions with respect to payment of future dividends, restrictions imposed by Delaware law and general business conditions. Holders of our preferred stock are entitled to receive dividends prior to any dividends being declared or paid on our common stock. Our policies regarding dividend payments and share repurchases may change from time to time, and there can be no assurance that we will pay any dividends to holders of our common stock or repurchase any shares of our common stock, or as to the amount of any such dividends or repurchases. Therefore, any return on investment in our common stock may depend solely upon the appreciation of the price of our common stock on the open market, which may not occur. Additionally, any reduction or suspension in our dividend payments could have a negative effect on our stock price.
Transactions undertaken in connection with the Share Repurchase could have adverse tax effects on NRG.
The Inflation Reduction Act of 2022 provides for, among other things, a U.S. federal 1% excise tax on certain repurchases, including redemptions, of stock by publicly traded domestic corporations. Because we are a Delaware corporation and our securities are trading on the NYSE, we are a “covered corporation” for this purpose. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. The U.S. Department of the Treasury recently finalized regulations to carry out, and prevent the avoidance of, the excise tax. If the Share Repurchase is consummated, the redemptions of common stock undertaken in connection therewith may be subject to the excise tax. Whether and to what extent we would be subject to the excise tax in connection with any such redemptions will depend on facts not known as of the date of the Share Repurchase, including other redemptions or equity issuances that may be undertaken by us during the taxable period that includes the Share Repurchase. The application of the excise tax to the Share Repurchase could cause a reduction in our cash balances and adversely affect our operating results.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the common stock by any of the Selling Stockholders pursuant to this prospectus supplement. The Selling Stockholders will receive all of the net proceeds from this offering. We have agreed to pay certain expenses relating to this offering under the terms of a registration rights agreement we have entered into with the Selling Stockholders (the “Registration Rights Agreement”). See “Selling Stockholders” and “Underwriting.”

SELLING STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our shares of common stock as of February 27, 2026, before and after giving effect to this offering and the Share Repurchase by the Selling Stockholders. As used in this prospectus supplement, “Selling Stockholders” includes the donees, transferees, assignees, successors, heirs, executors, administrators, legal representatives, pledgees and others who may hold the Selling Stockholders’ interests.
For purposes of the below table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.
We prepared the below table based on information provided to us by the Selling Stockholders. We have not sought to verify such information. Additionally, the Selling Stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the Selling Stockholders may also change over time.
The percentage of shares beneficially owned prior to, and after, the offering is based on 214,205,469 shares of common stock outstanding as of February 27, 2026, and includes the issuance of 24,250,000 shares of common stock upon the closing of the Acquisition on January 30, 2026.
To our knowledge, none of the Selling Stockholders listed in the table below has, or during the three years prior to the date of this prospectus has had, any position, office, or other material relationships with us or any of our affiliates other than the LSP Transaction and transactions related to the LSP Transaction.
	Shares of Common Stock Beneficially Owned Before the Offering		Shares of Common Stock to be Sold in the Offering (Assuming Underwriters’ Option is Not Exercised)(1)	Shares of Common Stock Beneficially Owned After the Offering (Assuming Underwriters’ Option is Not Exercised and the Share Repurchase)(2)		Shares of Common Stock to be Sold in the Offering (Assuming Underwriters’ Option is Exercised in Full)(3)	Shares of Common Stock Beneficially Owned After the Offering (Assuming Underwriters’ Option is Exercised in Full and the Share Repurchase)(4)
Name of Selling Stockholder	Number	Percent**	Number	Number	Percent**	Number	Number	Percent**
Lightning Power Holdings, LLC(5)(6)	19,025,277	8.88%	11,219,029	6,371,100	3.00%	12,901,884	4,688,245	2.21%
Thunder Generation, LLC(7)(8)	4,020,678	1.88%	2,370,957	1,346,426	*	2,726,600	990,783	*
CCS Power Holdings, LLC(9)(10)	1,204,045	*	710,014	403,205	*	816,516	296,703	*
Total	24,250,000	11.32%	14,300,000	8,120,731	3.82%	16,445,000	5,975,731	2.81%

*
Denotes less than 1%

**
Component percentages do not add to total percentages due to rounding.

(1)
Represents the number of shares offered by the Selling Stockholders pursuant to this prospectus supplement, assuming the underwriters’ option is not exercised.

(2)
Assumes that each Selling Stockholder disposes of all of the shares of common stock covered by this prospectus supplement and does not acquire beneficial ownership of any additional shares of our common stock. This also gives effect to the Share Repurchase of 1,435,148 shares from Lightning Power Holdings, LLC, 303,295 shares from Thunder Generation, LLC and 90,826 shares from CCS Power Holdings, LLC.

(3)
Represents the number of shares offered by the Selling Stockholders pursuant to this prospectus supplement, assuming the underwriters’ option is exercised in full.

(4)
Assumes that each Selling Stockholder disposes of all of the shares of common stock covered by this prospectus supplement and does not acquire beneficial ownership of any additional shares of our common stock. This also gives effect to the Share Repurchase of 1,435,148 shares from Lightning Power Holdings, LLC, 303,295 shares from Thunder Generation, LLC and 90,826 shares from CCS Power Holdings, LLC.

(5)
Represents 19,025,277 shares of common stock held by Lightning Power Holdings, LLC. Of these, 16,436,270 shares of common stock are held directly by Lightning Power Holdings, LLC and 2,589,007 shares of common stock are held indirectly through the Project Hurricane Consideration Voting Trust 2026 (the “Trust”), which was formed in connection with the Acquisition. Please see the section of the accompanying prospectus titled “Selling Stockholders — Voting Trust Agreement” for additional information with respect to the Trust.

(6)
The majority unitholder of Lightning Power Holdings, LLC is Fund III Lightning Holdings, LLC, a Delaware limited liability company. Fund III Lightning Holdings, LLC owns 68% of the outstanding Class A Units of Lightning Power Holdings, LLC. The majority unitholder of Fund III Lightning Holdings, LLC is Granite Energy, LLC, a Delaware limited liability company. Granite Energy, LLC owns 50% of the outstanding Class A Units of Fund III Lightning Holdings, LLC. The sole member of Granite Energy, LLC is Granite Energy Holdings, LLC, a Delaware limited liability company. The sole member of Granite Energy Holdings, LLC is LS Power Equity Partners III, L.P. (“LSPEP III”), a Delaware limited partnership. The general partner of LSPEP III GP is LS Power Fund III G.P., LLC (“LSPEP III Ultimate GP”), a Delaware limited liability company. The investment manager of LSPEP III is LS Power Equity Advisors, LLC (“LSP Advisors”), a Delaware limited liability company and SEC-registered investment adviser. David Nanus (“Mr. Nanus”) is the President of LSP Advisors. The address of the principal business and principal office of each of the above entities is 250 West 55th Street, 31st Floor, New York, NY 10019. Each of Lightning Power Holdings, LLC, Fund III Lightning Holdings, LLC, Granite Energy, LLC, Granite Energy Holdings, LLC, LSPEP III, LSPEP III GP, LSPEP III Ultimate GP, LSP Advisors (together, the “LS Power Lightning Entities”), and Mr. Nanus may be deemed to have shared voting and investment power with respect to the shares directly owned by Lightning Power Holdings, LLC and therefore may be deemed to beneficially own such shares. Mr. Nanus disclaims beneficial ownership of such shares.

(7)
Represents 4,020,678 shares of common stock held by Thunder Generation, LLC. Of these, 3,473,534 shares of common stock are held directly by Thunder Generation, LLC and 547,144 shares of common stock are held indirectly through the Trust. Please see the section of the accompanying prospectus titled “Selling Stockholders — Voting Trust Agreement” for additional information with respect to the Trust.

(8)
The sole member of Thunder Generation is Thunder Generation Funding, LLC, a Delaware limited liability company. The sole member of Thunder Generation Funding, LLC is Thunder Generation Holdings, LLC, a Delaware limited liability company. The sole member of Thunder Generation Holdings, LLC is LS Power Equity Partners IV, L.P. (“LSPEP IV”), a Delaware limited partnership. The general partner of LSPEP IV is LS Power Partners IV, L.P. (“LSPEP IV GP”), a Delaware limited partnership. The general partner of LSPEP IV GP is LS Power Fund IV G.P., LLC (“LSPEP IV Ultimate GP”), a Delaware limited liability company. The investment manager of LSPEP IV is LS Power Equity Advisors, LLC (“LSP Advisors”), a Delaware limited liability company and SEC-registered investment adviser. David Nanus (“Mr. Nanus”) is the President of LSP Advisors. The address of the principal business and principal office of each of the above entities is 250 West 55th Street, 31st Floor, New York, NY 10019. Each of Thunder Generation, LLC, Thunder Generation Funding, LLC, Thunder Generation Holdings, LLC, LSPEP IV, LSPEP IV GP, LSPEP IV Ultimate GP, LSP Advisors (together, the “LS Power Thunder Entities”), and Mr. Nanus may be deemed to have shared voting and investment power with respect to the shares directly owned by Thunder Generation, LLC and therefore may be deemed to beneficially own such shares. Mr. Nanus disclaims beneficial ownership of such shares.

(9)
Represents 1,204,045 shares of common stock held by CCS Power Holdings, LLC. Of these, 1,040,196 shares of common stock are held directly by CCS Power Holdings, LLC and 163,849 shares of common stock are held indirectly through the Trust. Please see the section of the accompanying prospectus titled “Selling Stockholders — Voting Trust Agreement” for additional information with respect to the Trust.

(10)
The sole Class A Unitholder and voting member is CCS Class A Member, LLC, a Delaware limited liability company. The sole member of CCS Class A Member, LLC is LS Power Equity Partners IV, L.P. (“LSPEP IV”), a Delaware limited partnership. The general partner of LSPEP IV is LS Power Partners IV, L.P. (“LSPEP IV GP”), a Delaware limited partnership. The general partner of LSPEP IV GP is LS Power Fund IV G.P., LLC (“LSPEP IV Ultimate GP”), a Delaware limited liability company. The investment manager of LSPEP IV is LS Power Equity Advisors, LLC (“LSP Advisors”), a Delaware limited liability company and SEC-registered investment adviser. David Nanus (“Mr. Nanus”) is the President of LSP Advisors. The address of the principal business and principal office of each of the above entities is 250 West 55th Street, 31st Floor, New York, NY 10019. Each of CCS Class A Member, LLC, LSPEP IV, LSPEP IV GP, LSPEP IV Ultimate GP, LSP Advisors (together, the “LS Power CCS Entities”), and Mr. Nanus may be deemed to have shared voting and investment power with respect to the shares directly owned by CCS Power Holdings, LLC and therefore may be deemed to beneficially own such shares. Mr. Nanus disclaims beneficial ownership of such shares.

Registration Rights Agreement and Lock-up Waiver
The shares of our common stock being sold under this prospectus supplement were acquired from us on January 30, 2026 in connection with the closing of the LSP Transaction pursuant to the terms of the Purchase and Sale Agreement, dated as of May 12, 2025.
At the closing of the LSP Transaction, we entered into the Registration Rights Agreement, pursuant to which we agreed to file with the SEC a registration statement registering for resale the 24,250,000 shares of our common stock comprising the stock consideration for the LSP Transaction. Under the Registration Rights Agreement, the Selling Stockholders have piggyback registration rights with respect to certain other underwritten offerings conducted by us and demand rights with respect to underwritten offerings under this registration statement. The Registration Rights Agreement contains customary indemnification and contribution obligations.
Additionally, all of the 24,250,000 shares issued in connection with the LSP Transaction to the Selling Stockholders are subject to a lock-up period beginning on the LSP Transaction closing date and ending on July 30, 2026, during which the Selling Stockholders could not transfer their shares, subject to certain exceptions set forth in the Registration Rights Agreement. In connection with this offering, we have waived the lock-up under the Registration Rights Agreement with respect to all 24,250,000 shares. However, if this offering is not consummated, the lock-up will remain in place. Additionally, in connection with this offering, the Selling Stockholders have entered into a Lock-Up Agreement (as defined herein) with respect to their shares not sold in this offering or the Share Repurchase for a 45-day period beginning the date hereof. See “Underwriting.”
Stock Purchase Agreement
We have entered into the Stock Purchase Agreement with the Selling Stockholders to repurchase $300 million of our common stock in a privately negotiated transaction at a price per share equal to the public offering price. The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The completion of the Share Repurchase is conditioned upon the completion of this offering, and subject to customary closing conditions. The completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that this offering or the Share Repurchase will be consummated.
Voting Trust Agreement
At the closing of the LSP Transaction, each Selling Stockholder also entered into an Amended and Restated Voting Trust Agreement (the “Voting Trust Agreement”) with Wilmington Savings Fund Society,

FSB, as trustee, pursuant to which 3,300,000 shares of our common stock were deposited into trust to limit the aggregate voting rights of the Selling Stockholders to below ten percent (10%) of the total outstanding common stock in order to address certain requirements under the Federal Energy Regulatory Commission’s rules and regulations and the related order approving the LSP Transaction. The Selling Stockholders retain all economic interest in the common stock held in trust, including the right to receive dividends and any distributions in kind.
For more information on the terms of the Registration Rights Agreement and the Voting Trust Agreement and our material relationships with the Selling Stockholders, please refer to the section entitled “Selling Stockholders” in the accompanying prospectus, which constitutes part of this prospectus supplement, and the full text of the Registration Rights Agreement, which are included as exhibits to our Current Report on Form 8-K filed with the SEC on January 30, 2026, and are incorporated by reference herein.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a discussion of certain material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax consequences related thereto. This discussion applies only to holders that hold our common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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banks, financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our stock;

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persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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tax-qualified retirement plans;

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

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persons holding shares of our common stock as part of a “straddle,” constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

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non-U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

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tax-exempt entities;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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controlled foreign corporations; and

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passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of shares of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of U.S. state or local or foreign taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any U.S. state or local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE AND LOCAL, AND NON-U.S. TAX LAWS.
Definition of Non-U.S. Holder
As used herein, the term “non-U.S. holder” means a beneficial owner of our common stock (other than a partnership or entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, not a U.S. person.
A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

Taxation of Distributions
In general, any distributions (including constructive distributions, but not including certain distributions of our stock or rights to acquire our stock) we make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. holder by us or the applicable withholding agent, including from other property subsequently paid or credited to such holder. A non-U.S. holder that does not timely furnish the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Any distribution in excess of current and accumulated earnings and profits will constitute a return of capital that will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of its common stock, which will be treated as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:
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the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

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the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

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we are or have been a “United States real property holding corporation” (as defined below) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the applicable common stock, except, in the case where shares of our common stock are “regularly traded on an established securities market” (within the meaning of applicable Treasury regulations, referred to herein as “regularly traded”), and the non-U.S. holder has owned, directly, indirectly, or constructively, 5% or less of our common stock at all times within the shorter of the five-year period preceding such disposition of common stock or such non-U.S. holder’s holding period for such common stock. We can provide no assurance as to our future status as a United States real property holding corporation or as to whether our common stock will be considered to be regularly traded. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.
Gain realized upon the sale or other taxable disposition of our common stock by a non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses realized during the same taxable year (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. holder were a U.S. resident. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. Any amounts withheld may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.
We would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not currently a United States real property holding corporation. However, since the determination of whether we are a United States real property holding corporation depends on the fair market value of our United States real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a United States real property holding corporation nor can there be any assurance we will not become one in the future.
Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments to a non-U.S. holder of distributions, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid additional information reporting and backup withholding requirements.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner complies with certification procedures to establish that it is not a United States person or otherwise establishes an exemption.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
The certification requirements referenced in this section generally will be satisfied if the non-U.S. holder furnishes a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as any information reporting requirements that may be applicable in their particular circumstances.
FATCA Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury regulations, to payments of U.S.-source dividends and other fixed or determinable annual or periodic income. Although these proposed Treasury regulations are not final, taxpayers generally may rely on them until final Treasury regulations are issued. However, there can be no assurance that final Treasury regulations will provide the same exceptions from FATCA withholding as the proposed Treasury regulations. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

UNDERWRITING
Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as the underwriters in this offering. Under the terms and subject to the conditions contained in the underwriting agreement to be entered into in connection with this offering, the Selling Stockholders identified in this prospectus supplement have agreed to sell, and the underwriters have severally agreed to purchase from the Selling Stockholders, the number of shares of our common stock set forth opposite its name below.
Underwriter	Number of Shares
Barclays Capital Inc.	4,800,237
Citigroup Global Markets Inc.	4,800,237
J.P. Morgan Securities LLC	1,678,403
RBC Capital Markets, LLC	1,678,403
BMO Capital Markets Corp.	268,544
Mizuho Securities USA LLC	268,544
MUFG Securities Americas Inc.	268,544
Scotia Capital (USA) Inc.	268,544
SMBC Nikko Securities America, Inc.	268,544
Total	14,300,000
The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other customary conditions. The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased (other than those shares of common stock covered by their option to purchase additional shares as described below). Certain of the Selling Stockholders have granted the underwriters the option to purchase from time to time on a pro rata basis all or less than all of an additional 2,145,000 shares of common stock, less the underwriting discounts and commissions and on the same terms and conditions set forth below, within 30 days from the date of this prospectus supplement. The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $1.9911 per share. After the initial offering of the shares of common stock, the underwriters may change the public offering price and concession. The following table summarizes the compensation and estimated expenses the Selling Stockholders will pay:
	Per Share	Total
Underwriting Discounts and Commissions to be paid by the Selling Stockholders	$3.3185	$47,454,550.00
Pursuant to the Registration Rights Agreement, we agreed to pay certain expenses relating to the registration, offering and listing of these shares, including the expenses of this offering, except that the Selling Stockholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. We estimate that our out-of-pocket expenses for this offering will be approximately $1,500,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000 as set forth in the underwriting agreement.
The Selling Stockholders will receive all of the proceeds from this offering and we will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds”
In connection with this offering, we agreed that, subject to certain exceptions, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc. for a period of 45 days after the date of this prospectus supplement (the “Company Lock-Up”). Notwithstanding the foregoing, and in addition to other customary exceptions, the Company Lock-Up shall not apply to: (a) any offer or sale of the securities in this offering (and the filing of any registration statement, prospectus or prospectus supplement with respect thereto), (b) issuance of our securities subject to the Company Lock-Up pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options or vesting of restricted stock or restricted stock units, in each case outstanding on the date hereof or issued pursuant to the following clause (c), (c) grant of stock options, restricted stock, restricted stock units or other equity awards to our employees and directors pursuant to the terms of a plan in effect on the date hereof, (d) the filing of a registration statement or prospectus supplement in compliance with the request of any person who has the right, as of the date hereof, to require us to file such registration statement or prospectus supplement, (e) issuance of our securities in connection with any bona fide strategic partnership, joint venture, merger or acquisition of any assets, businesses or companies and filing of any S-4 in connection therewith, (f) the filing of any registration statement on Form S-8, (g) our entry into and settlement of any accelerated share repurchase plan by us and (h) the establishment of a Rule 10b5-1 Plan (as defined below), provided that (A) such plan does not provide for the transfer of common stock during the Lock-Up Period (as defined below), (B) such plan is effected in compliance with the requirements of Rule 10b5-1 under the Exchange Act, and (C) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on our behalf regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Lock-Up Period; provided, that no disposition of securities pursuant to the Company Lock-Up pursuant to clauses (d) or (e) will take place in the period commencing on the date hereof and continuing for 45 days after the date hereof or such earlier date that the Representatives consent to in writing.
Our executive officers, directors and the Selling Stockholders have entered into lock-up agreements (the “Lock-Up Agreement”) in which they agreed that, without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc., for a period of 45 days after the date of this prospectus supplement, (the “Lock-Up Period”) subject to certain exceptions, they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock, or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of our common stock, whether any such aforementioned transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, and in addition to other customary exceptions, the restrictions in the Lock-Up Agreement for our executive officers and directors shall not apply to (a) transactions relating to our securities acquired in this offering from the underwriters, provided that no public announcement and no filing under Section 16(a) of the Exchange Act or other regulatory authority in respect thereof will be required or will be voluntarily made during the Lock-Up Period in connection with subsequent sales of our securities acquired in this offering during the Lock-Up Period, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the date hereof, and in each case under our equity incentive plan or any other plan or agreement described herein or in the documents incorporated by reference herein, provided that any securities received upon such exercise or vesting will also be subject to the Lock-Up Agreement (including any transfers to cover tax withholding obligations of the undersigned in connection with such vesting or exercise), (c) the entering into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act (a “Rule 10b5-1 Plan”), provided that no sales are made pursuant to such Rule 10b5-1 Plan that is established on or after the date of the Lock-Up Agreement during the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the executive officer and directors or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the securities subject to the Lock-Up Agreement may be made under such plan during the Lock-Up Period, (d) the sales of our securities or securities convertible into or exchangeable or exercisable for our securities made pursuant to a Rule 10b5-1 Plan that is in existence as of the date hereof, (e) transfers as a bona fide gift, gifts or charitable contribution, (f) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of each executive director or officer that signs the Lock-Up Agreement or his or her family members, (g) transfers by testate or intestate succession, (h) if the undersigned is a partnership, limited liability company or a corporation, transfers to its limited partners, members or stockholders as part of a distribution, or to any corporation, partnership or other entity that is its affiliate, (i) to the extent applicable, transfers to us pursuant to agreements under which we have the option to repurchase such shares or a right of first refusal with respect to transfers of such shares, (j) pursuant to an order of a regulatory agency or a court, including a qualified domestic order, or in connection with a divorce settlement, or (k) the transfer of securities subject to the Lock-Up Agreement pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock; provided that (1) in each transfer pursuant to clauses (e)-(h) or (j) the transferee agrees to be bound in writing by the terms of the Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value other than with respect to any such transfer or distribution for which the transferor or distributor receives equity interests of such transferee or such transferee’s interests in the transferor, and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of the Securities, shall be voluntarily made during the Lock-Up Period and if the undersigned is legally required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period to report such transfer, the undersigned shall indicate in the footnotes thereto that the filing relates to the circumstances described in clauses (e) – (h) or (j), as applicable.
Additionally, the restrictions in the Lock-Up Agreement for the Selling Stockholders shall not apply to (a) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the date hereof, and in each case under our equity incentive plan or any other plan or agreement described in the prospectus included herein or in the documents incorporated by reference herein, provided that any Securities received upon such exercise or vesting will also be subject to the Lock-Up Agreement, (b) the entering into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act, provided that no sales are made pursuant to such trading plan during the Lock-Up Period, provided that no filing or public announcement by any party under the Exchange Act or otherwise shall be required (or shall be voluntarily made in connection with such trading plan), (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, (f) if the undersigned is a partnership, limited liability company or a corporation, transfers to its limited partners, members or stockholders as part of a distribution, or to any corporation, partnership or other entity that is its affiliate and (g) pursuant to any buyback by the Company; provided that in each transfer pursuant to clauses (c)  – (f) the transferee agrees to be bound in writing by the terms of the Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5). See “Selling Stockholders.”
We and the Selling Stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect. The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment hedging, financing and brokerage activities.
The underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell more shares than could be purchased under the underwriting agreement, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the shares originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

•
In passive market making a market maker in the common stock who is an underwriter or prospective underwriter may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. These transactions may be effected on NYSE or otherwise and, if commenced, may be discontinued at any time. In addition, neither we nor any of the underwriters make any representation that any of the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the Shares may be offered to the public in that Relevant State at any time:

(a)   to any qualified investor as defined under Article 2 of the EU Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators/Bookrunners for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom except that the Shares may be offered to the public in the United Kingdom at any time:
(a)
where the offer is conditional on the admission of the shares of common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);

(b)
to any qualified investor as defined under paragraph 15 of Schedule I of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule I of the POATR), subject to obtaining the prior consent of the Joint Global Coordinators/Bookrunners for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the United Kingdom means the communication to any persons which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for any shares of common stock and the expressions “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Hong Kong
The shares may not be offered or sold by means of any document other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer; where the transfer is by operation of law;
(iii)   as specified in Section 276(7) of the SFA; or
(iv)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification: Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.
Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.

For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in our securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Notice to Prospective Investors in the United Arab Emirates
The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Our common stock is listed on the NYSE and NYSE Texas and information about us also is available there.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it. This means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, unless and until that information is updated and superseded by the information contained in this prospectus supplement or any information incorporated later. We incorporate by reference the documents listed below:
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Annual Report on Form 10-K for the year ended December 31, 2025.

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Current Reports on Form 8-K filed with the SEC on January 2, 2026, January 7, 2026 (except for items furnished under Item 7.01), January 30, 2026 (except for items furnished under Item 7.01), February 2, 2026 (the second filing, which has been superseded by Form 8-K dated March 2, 2026), February 4, 2026 (except for items furnished under Item 7.01), and March 2, 2026.

We also incorporate by reference in this prospectus supplement any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of any offering of securities made by this prospectus supplement. However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K.
Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.nrg.com. The contents of the website are not incorporated by reference into this prospectus supplement. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
NRG Energy, Inc.
804 Carnegie Center
Princeton, NJ 08540
(609) 524-4500
Attention: Corporate Secretary

LEGAL MATTERS
The validity and enforceability of the shares of common stock being offered hereby will be passed upon for us by White & Case LLP. Willkie Farr & Gallagher LLP is acting as counsel for the Selling Stockholders. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements of NRG Energy, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Lightning Power, LLC and its subsidiaries as of December 31, 2025 and for the year ended December 31, 2025 and for the period August 9, 2024 to December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Fund III Projects for the period January 1, 2024 to August 8, 2024, and the year ended December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Gridiron Intermediate Holdings, LLC and its subsidiaries for the period January 1, 2024 to August 8, 2024, and the year ended December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Linebacker Power Funding, LLC and its subsidiaries as of December 31, 2025 and for the years ended December 31, 2025 and 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of CCS Power Finance Co, LLC as of December 31, 2025 and for the years ended December 31, 2025 and 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
NRG Energy, Inc.
Up to 24,250,000 Shares of Common Stock
Offered by the Selling Stockholders
This prospectus relates to the proposed offering and resale, from time to time, in amounts, at prices and on terms that will be determined at the time of the applicable offering, by the selling stockholders named herein (the “Selling Stockholders”) of up to 24,250,000 shares of common stock, par value $0.01 per share of NRG Energy, Inc. (“NRG,” “we,” “our” or “us”), held by the Selling Stockholders and covered by this prospectus. The Selling Stockholders acquired these shares in connection with the consummation of the transactions contemplated by that certain Purchase and Sale Agreement, dated as of May 12, 2025, by and among NRG, NRG East Generation Holdings LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of NRG, NRG Texas LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of NRG, NRG Demand Response Holdings LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of NRG, NRG Gas Development Company, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of NRG, Lightning Power Holdings, LLC, a Delaware limited liability company, Thunder Generation, LLC, a Delaware limited liability company, CCS Power Holdings, LLC, a Delaware limited liability company, and Linebacker Power Development Funding, LLC, a Delaware limited liability company (the “Acquisition”).
NRG is not selling any common stock under this prospectus, and we will not receive any proceeds from the sale of common stock by the Selling Stockholders. See “Selling Stockholders.”
This prospectus provides you with a general description of the manner in which the Selling Stockholders may offer or sell the common stock. More specific terms may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering. Such prospectus supplement, if any, may also add, update or change information contained in this prospectus. The Selling Stockholders may offer and sell the common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The price at which the Selling Stockholders may sell the common stock will be determined by the prevailing market for our common stock or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of the common stock. Our registration of the common stock does not mean that the Selling Stockholders will offer or sell any common stock. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) and NYSE Texas and trade under the ticker symbol “NRG”.
Investments in our securities involve certain risks. See the section titled “Risk Factors” beginning on page 5 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in the securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 2, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus relates to the possible resale of common stock, which was issued by us to the Selling Stockholders in connection with the Acquisition.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or other offering materials. Neither we nor the Selling Stockholders have authorized anyone else to provide you with different information. Neither we nor the Selling Stockholders are making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, other offering materials or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale of a security.
This prospectus is part of an “automatic shelf” registration statement on Form S-3ASR that we filed with the SEC using a “shelf” registration process. Under this shelf process, the Selling Stockholders may sell from time to time the securities described in this prospectus. This prospectus contains a general description of the securities the Selling Stockholders may offer. Each time the Selling Stockholders sell securities, we will provide, to the extent required by law or requested by the Selling Stockholders, a prospectus supplement that will contain specific information about the terms of that offering and the manner in which they may be offered. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or any related free writing prospectus that we prepare or authorize, you should rely on the information in the prospectus supplement or related free writing prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making an investment decision. As used in this prospectus, the terms “NRG,” “we,” “us” and “our” refer to NRG Energy, Inc. and not to its subsidiaries, unless the context otherwise requires.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We and the Selling Stockholders have not authorized anyone to provide you with information that is different or additional. If anyone provides you with different or additional information, you should not rely on it.
This prospectus and any related prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful.

FORWARD LOOKING STATEMENTS
This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated into this prospectus by reference as described under the heading “Where You Can Find More Information” contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, management.
The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “should,” “forecasts,” “targets,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond NRG’s control, that may cause NRG’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks and uncertainties include any factors described under “Risk Factors,” the risk factors incorporated by reference herein, and the following:
•
NRG’s ability to obtain and maintain retail market share;

•
General economic conditions, changes in the wholesale power and gas markets and fluctuations in the cost of fuel;

•
Volatile power and gas supply costs and demand for power and gas, including the impacts of weather;

•
The imposition of tariffs and escalation of international trade disputes, and any inflationary impacts resulting therefrom;

•
NRG’s inability to realize expected benefits from the integration of the assets and business from its acquisition of a portfolio of natural gas generation and other assets of the Selling Stockholders (the “LS Portfolio”);

•
Hazards customary to the power production industry and power generation operations, such as fuel and electricity price volatility, unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled or forced generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that NRG may not have adequate insurance to cover losses as a result of such hazards;

•
The effectiveness of NRG’s risk management policies and procedures and the ability of NRG’s counterparties to satisfy their financial commitments;

•
NRG’s ability to enter into contracts to sell power or gas and procure fuel on acceptable terms and prices;

•
NRG’s ability to successfully integrate, realize cost savings and manage any acquired businesses;

•
NRG’s ability to engage in successful acquisitions and divestitures, as well as other mergers and acquisitions activity;

•
NRG’s, and its counterparties’, ability to successfully complete the development and construction of new generation facilities and projects in a timely and cost effective manner;

•
Cyber terrorism and cybersecurity risks, data breaches or the occurrence of a catastrophic loss and the possibility that NRG may not have sufficient insurance to cover losses resulting from such hazards or the inability of NRG’s insurers to provide coverage;

•
Operational and reputational risks related to the use of artificial intelligence (“AI”) and the adherence to developing laws and regulations related to the use of AI;

•
Counterparties’ collateral demands and other factors affecting NRG’s liquidity position and financial condition;

•
NRG’s ability to operate its businesses efficiently and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations;

•
The liquidity and competitiveness of wholesale markets for energy commodities;

•
Changes in law, including judicial and regulatory decisions;

•
Government regulation, including changes in market rules, rates, tariffs and environmental laws;

•
NRG’s ability to develop and innovate new products, as retail and wholesale markets continue to change and evolve;

•
Price mitigation strategies and other market structures employed by Independent System Operators or Regional Transmission Organizations that result in a failure to adequately and fairly compensate NRG’s generation units;

•
NRG’s ability to borrow funds and access capital markets, as well as NRG’s substantial indebtedness and the possibility that NRG may incur additional indebtedness in the future;

•
Operating and financial restrictions placed on NRG and its subsidiaries that are contained in NRG’s corporate credit agreements, and in debt and other agreements of certain of NRG subsidiaries and project affiliates generally;

•
NRG’s ability to implement its strategy of finding ways to meet the challenges of climate change, clean air and protecting natural resources, while taking advantage of business opportunities;

•
NRG’s ability to increase cash from operations through operational and market initiatives, corporate efficiencies, asset strategy, and a range of other programs throughout NRG to reduce costs or generate revenues;

•
NRG’s ability to successfully evaluate investments and achieve intended financial results in new business and growth initiatives; and

•
NRG’s ability to develop and maintain successful partnering relationships as needed.

In addition, unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements speak only as of the date they were made and NRG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as otherwise required by applicable laws. The foregoing factors that could cause NRG’s actual results to differ materially from those contemplated in any forward-looking statements included in this prospectus should not be construed as exhaustive.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Our common stock is listed on the NYSE and NYSE Texas and information about us also is available there.
This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below:
•
Annual Report on Form 10-K for the year ended December 31, 2024 (including the sections incorporated by reference therein from our definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2025).

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.

•
Current Reports on Form 8-K filed with the SEC on April 7, 2025, May 1, 2025, May 16, 2025, July 25, 2025, October 1, 2025, October 8, 2025, January 2, 2026, January 7, 2026, January 30, 2026 (as amended by Form 8-K/A dated February 2, 2026).

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of any offering of securities made by this prospectus. However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K.
Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.nrg.com. The contents of the website are not incorporated by reference into this prospectus. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
NRG Energy, Inc.
804 Carnegie Center
Princeton, NJ 08540
(609) 524-4500
Attention: Corporate Secretary

RISK FACTORS
Your investment in the securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider whether an investment in the securities is suitable for you. The securities are not an appropriate investment for you if you do not understand the terms of the securities or financial matters generally. In addition, certain factors that may adversely affect the business of NRG are discussed in our periodic reports referred to in “Where You Can Find More Information” above. For example, our Annual Report on Form 10-K for the year ended December 31, 2024 and our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 contain discussions of significant risks that could be relevant to an investment in the securities. You should carefully review these risks and the risks described in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus or that may be included in any applicable prospectus supplement, before making a decision to invest in our securities The occurrence of any of these risks might cause you to lose all or part of your investment in the securities. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

THE COMPANY
NRG Energy, Inc. serves electricity, natural gas, and smart-home technology solutions to approximately 8 million residential customers (comprised of 6 million retail energy and 2 million smart home), in addition to large commercial and industrial, hyperscaler, and wholesale customers. Across North America, we are redefining customers’ experience with energy under brand names such as NRG, Reliant, Direct Energy, Green Mountain Energy, and Vivint.
Our principal executive office is located at 1301 McKinney Street, Houston, Texas, 77010 and our telephone number is (713) 537-3000.
To find more information about us, please see the section entitled “Where You Can Find More Information.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of the securities to be offered by any of the Selling Stockholders pursuant to this prospectus and any applicable prospectus supplement. All common stock offered by this prospectus are being registered for the account of the Selling Stockholders.

DESCRIPTION OF COMMON STOCK
The following description of NRG’s common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to NRG’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and NRG’s Sixth Amended and Restated By-laws (the “By-laws”), each of which has been publicly filed with the SEC. See the section of this prospectus entitled “Where You Can Find More Information.” For additional information, please read the Certificate of Incorporation, By-laws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).
Authorized Capital Stock
NRG’s Certificate of Incorporation provides that the total number of shares of capital stock that may be issued by NRG is 510,000,000, consisting of 500,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
NRG’s preferred stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of directors then in office, the Board of Directors (the “Board”) of NRG is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock. As of December 31, 2025, 650,000 shares of preferred stock has been designated as “10.25% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock” pursuant to that Certificate of Designation filed with the Secretary of State of Delaware on March 9, 2023, as the same may be amended or restated from time to time and the terms of which are incorporated by reference into our Certificate of Incorporation. See the section of this prospectus entitled “Where You Can Find More Information.”
Description of NRG Common Stock
Voting Rights
The holders of NRG’s common stock are entitled to one vote on each matter submitted for their vote at any meeting of NRG stockholders for each share of common stock held as of the record date for the meeting. Except as otherwise provided by the DGCL or the Certificate of Incorporation and subject to the rights of holders of any series of preferred stock, all of the voting power of the stockholders of NRG is vested in the holders of the common stock. Generally, the vote of the holders of a majority of the total number of votes of NRG capital stock represented at a meeting and entitled to vote on a matter is required in order to approve such matter.
Liquidation Rights
In the event that NRG is liquidated, dissolved or wound up, the holders of NRG common stock will be entitled to a pro rata share in any distribution to stockholders, but only after satisfaction of all of NRG’s liabilities and of the prior rights of any outstanding series of NRG’s preferred stock.
Dividends
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of NRG common stock are entitled to dividends when, as and if declared by the Board out of funds legally available for that purpose.
No Preemptive Rights
The common stock has no preemptive rights or other subscription rights.
No Redemption Rights, Conversion Rights or Sinking Fund
There are no redemption, conversion or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare.
Stock Market Listing
The common stock is listed on the New York Stock Exchange and on NYSE Texas under the symbol “NRG.”
Anti-takeover Provisions
Some provisions of the DGCL and NRG’s Certificate of Incorporation and By-laws could discourage or make more difficult a change in control of NRG without the support of the Board. A summary of these provisions follows.
Meetings of Stockholders and Director Vacancies
Special Meetings of Stockholders.   NRG’s Certificate of Incorporation provides that a special meeting of stockholders may be called only by the Board by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or the chief executive officer of NRG (or, if there is no chief executive officer, by the most senior executive officer of NRG).
Elimination of Stockholder Action by Written Consent.   NRG’s Certificate of Incorporation and By-laws provide that holders of NRG common stock cannot act by written consent in lieu of a meeting.
Vacancies.   Any vacancy occurring on the Board and any newly created directorship may be filled only by a majority of the directors remaining in office (even if less than a quorum), subject to the rights of holders of any series of preferred stock.
Amendments
Amendment of By-laws.   The Board has the power to make, alter, amend, change or repeal NRG’s By-laws or adopt new By-laws by the affirmative vote of a majority of the total number of directors then in office, subject to further action by stockholders. This right is subject to repeal or change by the affirmative vote of a majority of the combined voting power of the then outstanding capital stock of NRG entitled to vote on any amendment or repeal of the By-laws.
Notice Provisions Relating to Stockholder Proposals and Nominees
NRG’s By-laws also impose some procedural requirements on stockholders who wish to make nominations in the election of directors or propose any other business to be brought before an annual or special meeting of stockholders.
Specifically, a stockholder may (i) bring a proposal before an annual meeting of stockholders, (ii) nominate a candidate for election to the Board at an annual meeting of stockholders, or (iii) nominate a candidate for election to the Board at a special meeting of stockholders that has been called for the purpose of electing directors, only if such stockholder delivers timely notice to NRG’s corporate secretary. The notice must be in writing and must include certain information and comply with the delivery requirements as set forth in the bylaws.
To be timely, a stockholder’s notice must be received at the principal executive offices of NRG:
(1)
in the case of a nomination (other than nominations made pursuant to Section 15 of Article II of the By-laws) or other business in connection with an annual meeting of stockholders, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed more than 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by NRG; or
(2)
in the case of a nomination in connection with a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by NRG.

(3)
For nominations made pursuant to Section 15 of Article II of the By-laws, namely nominating a stockholder nominee, the nominating stockholder must, no earlier than 150 calendar days and no later than 120 calendar days before the first anniversary of the date of NRG’s proxy materials released to stockholders in connection with the previous year’s annual meeting of stockholders, submit to the secretary of NRG at the principal executive office of NRG all of the information and documents required in the By-laws (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before the anniversary date of the prior year’s annual meeting and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 150 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed.

With respect to (1) and (2) above, stockholders are also required to further update and supplement such notices of nomination so that the information provided (or required to be provided) in such notice pursuant to the Certificate of Incorporation is true and correct,
Delaware Anti-takeover Law
NRG is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:
•
prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of NRG’s voting stock.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring NRG to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the NRG Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

SELLING STOCKHOLDERS
We are registering for resale from time to time by the Selling Stockholders identified in the table below, including their transferees, pledgees, donees, assignees or other successors-in-interest who later come to hold any of the common stock as a result of a transfer not involving a public sale, up to 24,250,000 shares of our common stock held by them. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.
Registration Rights Agreement
We are registering the offer and sale of the shares beneficially owned by the Selling Stockholders to satisfy certain registration obligations in connection with the Acquisition. At the closing of the Acquisition, on January 30, 2026, the Selling Stockholders entered into a registration rights agreement, pursuant to which we agreed, on the terms and conditions set forth therein, to file with the SEC a registration statement registering for resale the shares of our common stock comprising the stock consideration of the Acquisition. Furthermore, under the Registration Rights Agreement, the Selling Stockholders have piggyback registration rights with respect to certain other underwritten offerings conducted by us and demand rights with respect to underwritten offerings under this registration statement. The Registration Rights Agreement contains customary indemnification and contribution obligations of ours for the benefit of the Selling Stockholders and vice versa, subject to certain qualifications and exceptions. See the section of this prospectus entitled “Where You Can Find More Information.” We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.
Voting Trust Agreement
At the closing of the Acquisition, on January 30, 2026, each Selling Stockholder also entered into an Amended and Restated Voting Trust Agreement (the “Voting Trust Agreement”) with Wilmington Savings Fund Society, FSB (the “Trustee”) to limit certain voting rights of the Selling Stockholders with respect to their common stock to an aggregate level below ten percent (10%) of the total outstanding common stock in order to address certain requirements under the Federal Energy Regulation Commission’s rules and regulations and related order approving the Acquisition. Under the Voting Trust Agreement, at closing, the Selling Stockholders deposited 3,300,000 shares of common stock in the Trust and granted to the Trustee, subject to certain exceptions, voting rights with respect to the shares held in trust. Under the terms of the Voting Trust Agreement, the Trustee is obligated to vote or cause to be voted the common stock in accordance with the written recommendations of (i) the board of directors of NRG or a duly organized committee thereof; or (ii) in the absence of a recommendation of the board of directors of NRG or a duly organized committee thereof, in accordance with the terms set forth in the Voting Trust Agreement. Under the terms of the Voting Trust Agreement, the Selling Stockholders (or certain of their affiliates) may withdraw common stock from time to time from the Trust or deposit additional shares of common stock with the Trust, subject to the terms and conditions set forth in the Voting Trust Agreement. The Selling Stockholders retain all economic interest in the common stock held in the Trust, including the right to receive dividends and any distributions in kind with respect.
Selling Stockholders
Information about the Selling Stockholders may change over time. As used in this prospectus, “Selling Stockholders” includes the donees, transferees, assignees, successors, heirs, executors, administrators, legal representatives, pledgees and others who may later hold the Selling Stockholders’ interests.
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such securities. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the shares of our common stock. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, each Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
All of the 24,250,000 shares issued in connection with the Acquisition to the Selling Stockholders are subject to a lock-up period beginning on the Acquisition closing date and ending on the date that is six months after the Acquisition closing date (July 30, 2026). During the lock-up period, the Selling Stockholders may not transfer their shares, subject to certain exceptions set forth in the Registration Rights Agreement. To our knowledge, none of the Selling Stockholders listed in the table below has, or during the three years prior to the date of this prospectus has had, any position, office, or other material relationships with us or any of our affiliates other than the Acquisition and transactions related to the Acquisition.
The information set forth in the table below is based upon information obtained from the Selling Stockholders. Beneficial ownership of the Selling Stockholders is determined in accordance with the applicable rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage of shares beneficially owned prior to, and after, the offering is based on 214,677,543 shares of common stock outstanding as of January 30, 2026, and includes the issuance of 24,250,000 shares of common stock upon the closing of the Acquisition on January 30, 2026. Solely for purposes of the table below, we have assumed that such Selling Stockholders will sell all of the common stock held by them and will make no other purchases or sales of common stock.
	Common Stock Beneficially Owned			Common Stock Beneficially Owned After the Sale of the Maximum Number of Common Stock That May be Offered for Resale
Name of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding	Common Stock that May be Offered for Resale	Number of Shares	Percent of Common Stock Outstanding
Lightning Power Holdings, LLC(1)(2)	19,025,277	8.86%	19,025,277	—	—
Thunder Generation, LLC(3)(4)	4,020,678	1.87%	4,020,678	—	—
CCS Power Holdings, LLC(5)(6)	1,204,045	*	1,204,045	—	—

*
Denotes less than 1%.

(1)
Represents 19,025,277 shares of common stock held by Lightning Power Holdings, LLC. Of these, 16,436,270 shares of common stock are held directly by Lightning Power Holdings, LLC and 2,589,007 shares of common stock are held indirectly through the Project Hurricane Consideration Voting Trust 2026 (the “Trust”), which was formed in connection with the Acquisition. Please see the section of this Registration Statement titled “Selling Stockholders — Voting Trust Agreement” for additional information with respect to the Trust.

(2)
The majority unitholder of Lightning Power Holdings, LLC is Fund III Lightning Holdings, LLC, a Delaware limited liability company. Fund III Lightning Holdings, LLC owns 68% of the outstanding Class A Units of Lightning Power Holdings, LLC. The majority unitholder of Fund III Lightning Holdings, LLC is Granite Energy, LLC, a Delaware limited liability company. Granite Energy, LLC owns 50% of the outstanding Class A Units of Fund III Lightning Holdings, LLC. The sole member of Granite Energy, LLC is Granite Energy Holdings, LLC, a Delaware limited liability company. The sole member of Granite Energy Holdings, LLC is LS Power Equity Partners III, L.P. (“LSPEP III”), a Delaware limited partnership. The general partner of LSPEP III GP is LS Power Fund III G.P., LLC (“LSPEP III Ultimate GP”), a Delaware limited liability company. The investment manager of LSPEP III is LS Power Equity Advisors, LLC (“LSP Advisors”), a Delaware limited liability company and SEC-registered investment adviser. David Nanus (“Mr. Nanus”) is the President of LSP Advisors. The address of the principal business and principal office of each of the above entities is 250 West 55th Street, 31st Floor, New York, NY 10019. Each of Lightning Power Holdings, LLC, Fund III Lightning Holdings, LLC, Granite Energy, LLC, Granite Energy Holdings, LLC, LSPEP III, LSPEP III GP, LSPEP III Ultimate GP, LSP Advisors (together, the “LS Power Lightning Entities”), and Mr. Nanus may be deemed to have shared voting and investment power with respect to the shares directly owned by

Lightning Power Holdings, LLC and therefore may be deemed to beneficially own such shares. Mr. Nanus disclaims beneficial ownership of such shares.
(3)
Represents 4,020,678 shares of common stock held by Thunder Generation, LLC. Of these, 3,473,534 shares of common stock are held directly by Thunder Generation, LLC and 547,144 shares of common stock are held indirectly through the Trust. Please see the section of this Registration Statement titled “Selling Stockholders — Voting Trust Agreement” for additional information with respect to the Trust.

(4)
The sole member of Thunder Generation is Thunder Generation Funding, LLC, a Delaware limited liability company. The sole member of Thunder Generation Funding, LLC is Thunder Generation Holdings, LLC, a Delaware limited liability company. The sole member of Thunder Generation Holdings, LLC is LS Power Equity Partners IV, L.P. (“LSPEP IV”), a Delaware limited partnership. The general partner of LSPEP IV is LS Power Partners IV, L.P. (“LSPEP IV GP”), a Delaware limited partnership. The general partner of LSPEP IV GP is LS Power Fund IV G.P., LLC (“LSPEP IV Ultimate GP”), a Delaware limited liability company. The investment manager of LSPEP IV is LS Power Equity Advisors, LLC (“LSP Advisors”), a Delaware limited liability company and SEC-registered investment adviser. David Nanus (“Mr. Nanus”) is the President of LSP Advisors. The address of the principal business and principal office of each of the above entities is 250 West 55th Street, 31st Floor, New York, NY 10019. Each of Thunder Generation, LLC, Thunder Generation Funding, LLC, Thunder Generation Holdings, LLC, LSPEP IV, LSPEP IV GP, LSPEP IV Ultimate GP, LSP Advisors (together, the “LS Power Thunder Entities”), and Mr. Nanus may be deemed to have shared voting and investment power with respect to the shares directly owned by Thunder Generation, LLC and therefore may be deemed to beneficially own such shares. Mr. Nanus disclaims beneficial ownership of such shares.

(5)
Represents 1,204,045 shares of common stock held by CCS Power Holdings, LLC. Of these, 1,040,196 shares of common stock are held directly by CCS Power Holdings, LLC and 163,849 shares of common stock are held indirectly through the Trust. Please see the section of this Registration Statement titled “Selling Stockholders — Voting Trust Agreement” for additional information with respect to the Trust.

(6)
The sole Class A Unitholder and voting member is CCS Class A Member, LLC, a Delaware limited liability company. The sole member of CCS Class A Member, LLC is LS Power Equity Partners IV, L.P. (“LSPEP IV”), a Delaware limited partnership. The general partner of LSPEP IV is LS Power Partners IV, L.P. (“LSPEP IV GP”), a Delaware limited partnership. The general partner of LSPEP IV GP is LS Power Fund IV G.P., LLC (“LSPEP IV Ultimate GP”), a Delaware limited liability company. The investment manager of LSPEP IV is LS Power Equity Advisors, LLC (“LSP Advisors”), a Delaware limited liability company and SEC-registered investment adviser. David Nanus (“Mr. Nanus”) is the President of LSP Advisors. The address of the principal business and principal office of each of the above entities is 250 West 55th Street, 31st Floor, New York, NY 10019. Each of CCS Class A Member, LLC, LSPEP IV, LSPEP IV GP, LSPEP IV Ultimate GP, LSP Advisors (together, the “LS Power CCS Entities”), and Mr. Nanus may be deemed to have shared voting and investment power with respect to the shares directly owned by CCS Power Holdings, LLC and therefore may be deemed to beneficially own such shares. Mr. Nanus disclaims beneficial ownership of such shares.

PLAN OF DISTRIBUTION
The offered shares of common stock are being registered to permit the Selling Stockholders, including their donees, transferees, assignees, pledgees, successors and others who later come to hold any of the common stock as a result of a transfer not involving a public sale, to offer and sell up to 24,250,000 shares of our common stock held by them from time to time after the date of this prospectus. These dispositions may be at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We will not receive any proceeds from the sale of the common stock to be offered by any of the Selling Stockholders pursuant to this prospectus and any applicable prospectus supplement. Under the terms of the Registration Rights Agreement, we will bear all the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants, including up to $250,000 of legal fees incurred by the Selling Stockholders. Any Selling Stockholders will pay any underwriting discounts and commissions, and transfer taxes, if any, relating to the sale of such Selling Stockholder’s common stock.
The Selling Stockholders may use any one or more of the following methods when disposing of their common stock or interests therein:
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on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

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an over-the-counter sale or distribution;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers;

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one or more underwritten offerings;

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block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as an agent on both sides;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales, whether through a broker-dealer or by themselves;

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through distributions by any Selling Stockholder to its general or limited partners, members, managers affiliates, employees, directors or stockholders;

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in options transactions;

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directly to one or more purchasers;

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through agents;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

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in any combination of the above or by any other legally available means available to and requested by the Selling Stockholders.

The Selling Stockholders may also sell the common stock covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for the common stock in transactions at other than a fixed price, either:

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on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation or trading services.

Any at-the-market offerings may be conducted by underwriters acting as principal or agent.
The Selling Stockholders may solicit directly offers to purchase the common stock, and one or more Selling Stockholders may sell the common stock directly to purchasers without the involvement of agents, underwriters or dealers. The Selling Stockholders also may resell shares of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the sales of the shares meet the criteria and conform to the requirements of Rule 144, or pursuant to other available exemptions from the registration requirements of the Securities Act.
Each of the Selling Stockholders may, from time to time, loan, pledge or grant a security interest in some of the common stock owned by it and, if such Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgees, transferees or other successors-in-interest as Selling Stockholders under this prospectus. The Selling Stockholders may also enter into derivative and hedging transactions with broker-dealers, other financial institutions or third parties involving the common stock. Any derivative or hedging counter-party may in turn engage in short sales of common stock or lend securities in order to facilitate short sale transactions by others in the course of hedging the positions they assume. The Selling Stockholders may also sell common stock short and deliver these securities to close out their short positions, or loan or pledge common stock to broker-dealers, financial institutions or other third parties that in turn may sell these securities. The Selling Stockholders may also enter into forward sale, option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the common stock, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus. The Selling Stockholders also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Stockholders may engage underwriters, brokers or dealers in connection with the sale of any common stock, and any underwriters, brokers or dealers may arrange for other underwriters, brokers or dealers to participate in effecting sales of the common stock. These underwriters, brokers or dealers may act as principals, or as an agent of a Selling Stockholder. Broker-dealers may agree with a Selling Stockholder to sell a specified number of shares of the common stock at a stipulated price per share. If the broker-dealer is unable to sell the common stock acting as agent for a Selling Stockholder, it may purchase as principal any unsold common stock at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed or in over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
If the common stock is offered pursuant to an underwritten offering, the underwriters will acquire the shares for their own account and may resell the shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase any common stock will be subject to the conditions set forth in the applicable underwriting agreement that the Selling Stockholders will enter into with the underwriters. The Selling Stockholders may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement, other than any shares covered by any over-allotment option.
To the extent required under the Securities Act, the aggregate amount of Selling Stockholders’ common stock being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in a prospectus supplement. The prospectus supplement (and any related free writing prospectus) will describe the applicable terms of the offering of the securities, including:
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the name or names of the underwriters, if any;

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the purchase price of the common stock and the proceeds, if any, the Selling Stockholders will receive from the sale;

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any over-allotment options under which underwriters may purchase additional common stock from the Selling Stockholders;

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any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts, commissions or concessions allowed or reallowed or paid to dealers;

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any securities exchange or market on which the common stock may be listed; and

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the nature of any material relationships that the Selling Stockholders may have with any underwriter.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common stock may constitute underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then such Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.
To facilitate the offering of the common stock by the Selling Stockholders, an underwriter or other person participating in the offer may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers on the NYSE may engage in passive market making transactions in the common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Underwriters and their controlling persons, dealers and agents engaged by the Selling Stockholders may be entitled, under agreements entered into by such underwriters, controlling persons, dealers or agents and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. We or the Selling Stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. In addition, we will indemnify the Selling Stockholders against certain civil liabilities, including certain liabilities under the Securities Act, and the Selling Stockholders will be entitled to contribution from us with respect to those liabilities. The Selling Stockholders will indemnify us against certain civil liabilities under the Securities Act, and we will be entitled to contribution from the Selling Stockholders with respect to those liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the Selling Stockholders in the ordinary course of business.

LEGAL OPINIONS
Unless otherwise specified in the applicable prospectus supplement, the validity and enforceability of the offered securities will be passed upon for us by White & Case LLP. Legal counsel to any underwriters may pass upon legal matters for such underwriters. Additional legal matters may be passed upon for us, any Selling Stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of NRG Energy, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Lightning Power, LLC as of December 31, 2024 and for the period August 9, 2024 to December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Fund III Projects as of August 8, 2024 and December 31, 2023 and for the period January 1, 2024 to August 8, 2024 and the year ended December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Gridiron Intermediate Holdings, LLC as of August 8, 2024 and December 31, 2023 and for the period January 1, 2024 to August 8, 2024 and the year ended December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Linebacker Power Funding, LLC as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and the period June 12, 2023 to December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of CCS Power Finance Co, LLC as of and for the years ended December 31, 2024 and 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

14,300,000 Shares
NRG Energy, Inc.
Common Stock
PROSPECTUS SUPPLEMENT
Book-Running Managers
Barclays	Citigroup
J.P. Morgan	RBC Capital Markets
Co-Managers
BMO Capital Markets	Mizuho	MUFG	Scotiabank	SMBC Nikko
March 2, 2026